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                                                                    Exhibit 4.2


                             CERTIFICATE OF TRUST
                                      OF
                      AMERICAN FINANCIAL CAPITAL TRUST I


        This Certificate of Trust is being executed as of September 13, 1996 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 DEL. C. Section 3801 ET SEQ. (the "Act").

        The undersigned hereby certifies as follows:

        1)      NAME.   The name of the business trust is "American Financial
Capital Trust I" (the "Trust").

        2) DELAWARE TRUSTEE. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

        The Bank of New York (Delaware)
        23 White Clay Center
        Route 273
        Newark, Delaware  19711.

        3) EFFECTIVE. This Certificate of Trust, which may be executed in counterparts, shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                        THE BANK OF NEW YORK (Delaware),
                                        as Delaware Trustee

                                        By:
                                           ------------------------------
                                        Name:
                                        Title:

                                        THE BANK OF NEW YORK,
                                        as Property Trustee

                                        By:
                                           ------------------------------
                                        Name:
                                        Title:


                                        /s/ James E. Evans
                                        ---------------------------------
                                        JAMES E. EVANS, as Trustee


                                        /s/ Thomas E. Mischell
                                        ---------------------------------
                                        THOMAS E. MISCHELL, as Trustee